UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road
Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement

On August 16, 2013, the Company signed a definitive agreement to sell primarily all of the assets and liabilities of the Company’s Aydin Displays, Inc. subsidiary, to Sparton Corporation, a NYSE Member Company serving the medical, military and aerospace electronics and instrumentation markets.

Under the terms of the agreement, Video Display Corporation will receive cash at closing plus a 12 month earn-out of additional cash based upon a multiple of EBITDA generated by the Aydin subsidiary during the 12 ensuing months subsequent to the closing date of the sale. Aydin Displays Inc, a designer, manufacturer and marketer of rugged LCD displays for military, medical, industrial and commercial markets which is part of the Video Display Corporation family of display companies.

The transaction, which has been approved by the boards of directors of both companies, is subject to customary closing conditions, including review and approval of Video Display Corporation’s commercial banker, PNC Bank, and is expected to close within the next 30 day period. The acquiring company has agreed to lease the existing facilities for a minimum of 5 years. It is anticipated that the current management and work force at the Birdsboro location will be offered employment under the new ownership of Aydin Displays upon closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer